UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

     On October 6, 2008, the Board of Directors of the Registrant terminated the employment of Steven Getraer as its Executive Vice President and Chief Financial Officer. On the same day, the Board of Directors of the Registrant appointed Mr. Mahendra (Manny) Desai to be the Registrant’s Vice President and Chief Financial Officer, effective immediately.

      Mr. Desai, aged 60, had been serving from January 2004 until September 2008 as Vice President, Finance of Citi Prepaid Services (formerly Ecount Inc.) in Philadelphia and as a financial and tax advisor for Chernow, Kurtzman & Co., a Certified Public Accountants firm in Philadelphia. From August 2000 until December 2003, Mr. Desai served as Senior Manager and Tax Advisor for Creative Management Concepts, Inc., a Certified Public Accountants firm and Tax Consultants in New Jersey. Prior to this, Mr. Desai spent 19 years in various management, financial and accounting roles. Mr. Desai holds a Chartered Accountant’s degree from India and received a Bachelor’s degree in Accounting and Finance from Mumbai University, India.

      The Registrant has agreed to employ Mr. Desai at a salary of $135,000 per annum. Mr. Desai is entitled to a discretionary bonus based on Mr. Desai’s performance and the approval of the Registrant’s board. Mr. Desai is also entitled to contributions to medical and dental insurance, long term disability insurance and a pension plan in accordance with the Registrant’s practices for its other management personnel.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 4, 2008

SYNOVICS PHARMACEUTICALS, INC.

By:	/s/ Jyotindra Gange
Name:	Jyotindra Gange
Title:	Principal Executive Officer